As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME PROPERTIES, INC.
(exact name of registrant as specified in its charter)

MARYLAND	16-1455126
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

850 Clinton Square, Rochester, New York	14604
(Address of Principal Executive Offices)	(Zip Code)

HOME PROPERTIES RETIREMENT SAVINGS PLAN
(Full title of the Plan)

Ann M. McCormick, Esq.
Executive Vice President, Secretary and General Counsel
Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604
(585) 546-4900
(585) 232-3147

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Deborah McLean, Esq.
Nixon Peabody LLP
1100 Clinton Square
Rochester, New York 14604
(585) 263-1307
(585) 263-1600

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of		Offering	Aggregate
Securities to be	Amount to be	Price Per	Offering	Amount of
Registered	Registered(1)	Share(2)	Price(2)	Registration Fee

Common Stock	50,000	$44.25	$2,212,500	$67.92
$0.01 par value

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Home Properties Retirement Savings Plan.

(2)
Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant’s Common Stock on the New York Stock Exchange reported as of December 5, 2007.

Approximate date of commencement of the proposed issuance of the securities to the public: From time to time after the registration statement becomes effective.

Part II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Registration of Additional Securities

Home Properties, Inc. (the “Registrant”) is filing this registration statement on Form S-8 in order to register an additional 50,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), relating to the Registrant’s Retirement Savings Plan, as amended (the “Plan”).  The Registrant, formerly known as Home Properties of New York, Inc., previously filed a Registration Statement on Form S-8 on September 24, 1996 (Registration No. 333-12551) relating to the registration of shares of Common Stock that may be acquired under the Plan.  The Registrant also previously filed a Registration Statement on Form S-8 on May 17, 2004 (Registration No. 333-115573) relating to the registration of shares of Common Stock that may be acquired under the Plan.  In accordance with Instruction E of the General Instructions to Form S−8, the contents of the previous Registration Statements, Registration No. 333-12551 and Registration No. 333-115573, are incorporated herein by reference.

Item 3.                      Incorporation of Documents by Reference

The following documents which have been filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 28, 2007;

(b)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2006, filed with the Commission on June 27, 2007;

(c)
All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since February 28, 2007, including specifically, but not limited to, the Registrant’s Current Reports on Form 8-K filed with the Commission on March 15, 2007, April 27, 2007, May 3, 2007, August 7, 2007, August 9, 2007, November 6, 2007, November 8, 2007, and November 15, 2007, and the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the Commission on May 8, 2007, August 9, 2007 and November 9, 2007, respectively; and

(d)
The description of the Common Stock set forth in the Registrant’s registration statement on Form 8-A (Reg. No. 001-13136), filed with the Commission on June 9, 1994, including all amendments and reports filed for the purpose of updating that description.

In addition, all documents and reports and any future filings made by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.                      Interests of Named Experts and Counsel.

The validity of the securities offered hereby will be passed upon by Nixon Peabody LLP, Rochester, New York. Certain partners of Nixon Peabody LLP own equity equal to less than 1% of the equity of Home Properties, Inc. and Home Properties, L.P. on a fully diluted basis.

Item 8.                      Exhibits.

See Exhibit Index.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 7th day of December, 2007.

HOME PROPERTIES, INC.

By:           /s/ Edward J. Pettinella
Edward J. Pettinella
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edward J. Pettinella, David P. Gardner and Ann M. McCormick each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

II-2

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Edward J. Pettinella	Director, President and CEO	December 7, 2007
Edward J. Pettinella	(Principal Executive Officer)

/s/ David P. Gardner	Executive Vice President and	December 7, 2007
David P. Gardner	Chief Financial Officer
(Principal Financial
and Accounting Officer)

/s/ Josh E. Fidler	Director	December 7, 2007
Josh E. Fidler

/s/ Alan L. Gosule	Director	December 7, 2007
Alan L. Gosule

/s/ Leonard F. Helbig, III	Director	December 7, 2007
Leonard F. Helbig, III

/s/ Roger W. Kober	Director	December 7, 2007
Roger W. Kober

/s/ Nelson B. Leenhouts	Director	December 7, 2007
Nelson B. Leenhouts

/s/ Norman P. Leenhouts	Director	December 7, 2007
Norman P. Leenhouts

/s/ Clifford W. Smith, Jr.	Director	December 7, 2007
Clifford W. Smith, Jr.

/s/ Paul L. Smith	Director	December 7, 2007
Paul L. Smith

/s/ Thomas S. Summer	Director	December 7, 2007
Thomas S. Summer

/s/ Amy L. Tait	Director	December 7, 2007
Amy L. Tait

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Home Properties Retirement Savings Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on December 7, 2007.

HOME PROPERTIES RETIREMENT SAVINGS PLAN

By:           /s/ David P. Gardner
On behalf of the Administrative Committee,
the Administrator of the Plan

EXHIBIT INDEX

4.1	Articles of Amendment and Restatement of Articles of Incorporation of Home Properties of New York, Inc.	Incorporated by reference to Home Properties of New York, Registration Statement on Form S-11, File No. 33-78862

4.2	Articles of Amendment of the Articles of Incorporation of Home Properties of New York, Inc.	Incorporated by reference to the Home Properties of New York, Inc. Registration Statement on Form S-3 File No. 333-52601 filed May 14, 1998

4.3	Articles of Amendment of the Articles of Incorporation of Home Properties of New York, Inc.	Incorporated by reference to Form 8-K filed by Home Properties of New York, Inc. dated July 2, 1999

4.4	Articles of Amendment of the Articles of Incorporation of Home Properties of New York, Inc.	Incorporated by reference to the Form 10-Q filed by Home Properties, Inc. for the quarter ended March 31, 2004

4.5	Amended and Restated By-Laws of Home Properties of New York, Inc. (Revised 12/30/96)	Incorporated by reference to the Form 8-K filed by Home Properties of New York, Inc. dated December 23, 1996

4.6	Amendment Number One to Home Properties of New York, Inc. Amended and Restated By-laws	Incorporated by reference to the Form 10-Q filed by Home Properties, Inc. for the quarter ended March 31, 2004

4.7	Second Amended and Restated By-laws of Home Properties, Inc.	Incorporated by reference to the Form 8-K filed by Home Properties, Inc. dated November 2, 2007

5.1	Opinion of Nixon Peabody LLP	Filed herewith

23.1	Consent of Nixon Peabody LLP	Contained in opinion filed as Exhibit 5.1 to this Registration Statement

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants	Filed herewith

23.3	Consent of Insero & Company CPAs, P.C., with respect to plan financial statements	Filed herewith

24.1	Power of Attorney	Included on the signature page to this Registration Statement